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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



                         January 19, 1999
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                  (Date of earliest event reported)


                    Commonwealth Bancorp, Inc.
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       (Exact name of registrant as specified in its charter)


   Pennsylvania                      0-27942                23-2828883
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State or other jurisdiction  (Commission File Number)    (IRS Employer
 of incorporation)                                         Identification No.)


2 West Lafayette Street, Norristown, Pennsylvania                   19401
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(Address of principal executive offices)                         (Zip Code)


                           (610) 251-1600
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          (Registrant's telephone number, including area code)


                            Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events
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    On January 19, 1999, Commonwealth Bancorp. Inc. (the "Company") reported net income of $2.9 million, or $0.21 per common share on a diluted basis, for the fourth quarter of 1998, compared to $4.0 million, or $0.26 per common share, for the fourth quarter of 1997. For the full year 1998, net income was $10.9 million, or $0.73 per common share on a diluted basis, compared to $16.4 million, or $1.02 per common share, for the full year 1997. For additional information, reference is made to the Press Release, dated January 19, 1999, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable

    (c)  Exhibits:

         99       Press Release dated January 19, 1999

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                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        COMMONWEALTH BANCORP, INC.



Date: January 22, 1999       By:  /s/Charles M. Johnston
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                                  Charles M. Johnston
                                  Chief Financial Officer

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